Exhibit 5.1

March 19, 2014

The Rubicon Project, Inc.

12181 Bluff Creek Drive, 4th Floor

Los Angeles, CA 90094

Re:	The Rubicon Project, Inc.
Registration Statement on Form S-1 (File No. 333-193739)

Ladies and Gentlemen:

We have examined the Registration Statement on Form S-1, File No. 333-193739, as amended (the “Registration Statement”), of The Rubicon Project, Inc., a Delaware corporation (the “Company”), filed with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”), in connection with the offering by the Company of up to 6,432,445 shares (including shares that may be sold upon the exercise of the underwriters’ option to purchase additional shares) of the Company’s common stock (the “Common Stock”), par value $0.00001 per share, (the “Company Shares”), and the sale by the selling stockholders identified in the Registration Statement of up to 1,354,199 shares of Common Stock (including shares that may be sold upon the exercise of the underwriters’ option to purchase additional shares) (the “Secondary Shares”).

In arriving at the opinion expressed below, we have examined originals, or copies certified or otherwise identified to our satisfaction as being true and complete copies of the originals, of specimen common stock certificates and such other documents, corporate records, certificates of officers of the Company and of public officials and other instruments as we have deemed necessary or advisable to enable us to render the opinions set forth below. In our examination, we have assumed without independent investigation the genuineness of all signatures, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as copies.

Based upon the foregoing, and subject to the assumptions, exceptions, qualifications and limitations set forth herein, we are of the opinion that (1) the Company Shares, when issued against payment therefor as set forth in the Registration Statement, will be validly issued, fully paid and non-assessable and (2) the Secondary Shares have been validly issued and are fully paid and non-assessable.

The Rubicon Project, Inc.

12181 Bluff Creek Drive, 4th Floor

Los Angeles, CA 90094

We consent to the filing of this opinion as an exhibit to the Registration Statement, and we further consent to the use of our name under the caption “Legal Matters” in the Registration Statement and the prospectus that forms a part thereof. In giving these consents, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Commission.

Very truly yours,

/s/ Gibson, Dunn & Crutcher LLP